UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported in a Current Report on Form 8-K filed by Aditxt, Inc. (the “Company”), on January 3, 2024,  the Company entered into a settlement agreement and general release with an investor (the “Settlement Agreement”), pursuant to which the Company and the investor agreed to settle an action filed in the United States District Court in the Southern District of New York by the investor against the Company (the “Action”) in consideration of the issuance by the Company of shares of the Company’s common stock (the “Settlement Shares”), which were to be issued within two business days following court approval of a joint motion to be filed by the Investor and the Company. The number of Settlement Shares to be issued will be equal to $1.6 million divided by the closing price of the Company’s Common Stock on the day prior to court approval of the joint motion. Following the issuance of the Settlement Shares, the Investor will file a dismissal stipulation in the Action. On January 17, 2024, the Company issued 296,296 Settlement Shares to the investor. The Settlement Shares were issued pursuant to an exemption from registration pursuant to Section 3(a)(10) under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: January 19, 2024	By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer